                                                                   Exhibit 99(a)

               Cleveland-Cliffs Inc and Consolidated Subsidiaries
                 Schedule II - Valuation and Qualifying Accounts
                              (Dollars in Millions)

                                                                     Additions
                                                          ---------------------------------
                                                             Charged
                                            Balance at       to Cost           Charged                        Balance at
                                            Beginning          And             to Other                           End
            Classification                   of Year         Expenses          Accounts        Deductions       of Year
----------------------------------------   -------------  ---------------   ---------------   -------------  --------------

Year Ended December 31, 2000:
    Reserve for Capacity
      Rationalization                        $       7.4              $--               $--     $       3.4     $       4.0
    Allowance for Doubtful Accounts                  2.2               --                --             1.2             1.0
    Other                                            3.9               .1                --              --             4.0

Year Ended December 31, 1999:
    Reserve for Capacity
      Rationalization                        $       9.5              $--               $--     $       2.1     $       7.4
    Allowance for Doubtful Accounts                  2.2               --                --              --             2.2
    Other                                            4.1               --                --              .2             3.9

Year Ended December 31, 1998:
    Reserve for Capacity
      Rationalization                        $      19.9              $--               $--     $      10.4     $       9.5
    Allowance for Doubtful Accounts                  1.0              1.2                --              --             2.2
    Other                                            7.4               --                --             3.3             4.1


Deductions to the reserve for capacity rationalization represent charges associated with idle expense in 2000, 1999, and 1998.


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